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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2001

    ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-26455	87-0347787
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3345 No. 107th Street, Omaha, Nebraska 68134 (Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code:
(402) 498-2734

    Advanced Business Sciences, Inc.
(Former name or former address, if changed since last report)

Item 5. Other Events

    The annual meeting of the stockholders of the Registrant was held on June 15, 2001 (the "Annual Meeting"), at the time and place set forth in the Notice of Annual Meeting and Proxy Statement contained in Registrant's Definitive Proxy Statement under Schedule 14A, filed with the Securities and Exchange Commission on May 14, 2001, which is hereby incorporated by this reference.

    The following persons were elected at the Annual Meeting as directors of the Registrant: Dennis Anderson, Robert Badding, Marry Collison, John Gaukel, Martin Halbur, Roger Kanne, Michael May and Ron Muhlbauer.

    The following table describes each matter voted upon at the Annual Meeting and states the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each matter.

Matter	Number of Votes For	Number of Votes Against or Withheld	Number of Abstentions and Broker Non-Votes
Amend the Registrant's Certificate of Incorporation (the "Charter") to change the Registrant's name to "ISECURTRAC CORP."	16,996,668	11,446	1,325
Amend the Charter to eliminate the classification of the board of directors into the three different classes	13,773,859	61,600	1,500
Amend the Charter eliminating antitakeover provisions, including the supermajority voting requirement to amend certain provisions of the Charter	13,646,103	189,156	1,700
Elect Directors
Dennis Anderson	16,967,641	25,000	2,700
Robert Badding	16,967,641	25,000	2,700
Mary Collison	16,967,641	25,000	2,700
John Gaukel	16,967,641	25,000	2,700
Martin Halbur	16,967,641	25,000	2,700
Roger Kanne	16,967,641	25,000	2,700
Michael May	16,967,641	25,000	2,700
Ron Muhlbauer	16,951,192	41,449	2,700
Approve the Registrant's 2001 Omnibus Equity Incentive Plan	13,639,086	168,281	29,592
Ratify the Appointment of McGladrey & Pullen, LLP as the Registrant's independent auditors for 2001	17,039,700	8,788	2,400

    All proposed amendments to the Charter and other proposals set forth above were adopted in accordance with the Delaware General Corporation Law. All nominees for election as directors were elected in accordance with the Delaware General Corporation Law to serve until the next annual meeting of Registrant's stockholders and until their respective successors are elected and qualify.

    On June 19, 2001, the Registrant filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Certificate of Incorporation setting forth the amendments to the Charter as described above.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.
By:	/s/ JAMES E. STARK James E. Stark, Vice-President and CFO

Date: July 10, 2001

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Amendment to Certificate of Incorporation [Conformed Copy]
99.1	Press release

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  Item 5. Other Events
SIGNATURE
EXHIBIT INDEX